EXHIBIT 10

                     SANDY SPRING NATIONAL BANK OF MARYLAND
                         EXECUTIVE HEALTH INSURANCE PLAN
                            Effective January 1, 2002

                                    ARTICLE I
                                    ---------

1.01 Establishment. Sandy Spring Bank originally established this Executive Health Insurance Plan effective January 1, 1991, for the benefit of all Eligible Employees, and has amended this Plan effective January 1, 2002.

1.02 Purpose. The Plan enables a participant to obtain individual or family coverage with a Health Care Provider (as hereinafter defined) of his choice, and, without incurring any taxable income, either to be reimbursed, within the limits set forth in the Plan below, for the cost of Premium payments or to have the Employer pay such Premiums directly to the Health Care Provider.

         This Plan is intended to be a health plan within the meaning of Section 105(e) of the Code, and to comply with the provisions of Sections 104, 105 and 106 thereof.

1.03 Written Plan. This Plan shall serve as the written plan document required under Section 102 of ERISA, and shall also serve as the summary plan description required under Section 102 of ERISA.

                                   ARTICLE II
                                   ----------

                                   Definitions
                                   -----------

         Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a difference meaning, and when the defined meaning is intended, the term is capitalized:

2.01     Administrator means the Plan Administrator under Article V.

2.02 Beneficiary means that person, estate or trust designated by the Participant, pursuant to section 7.01 hereof.

2.03 Code means the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

2.04     Effective Date means January 1, 1991.

2.05     Employee means a common law employee of the Employer.



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2.06     Eligible Employee means an Employee whom the board of directors of the
Employer (the "Board") has by written resolution determined to be eligible to participate in the Plan, and who has entered into a contract of medical or dental care coverage with a Health Care Provider as a condition precedent to participation in the Plan.

2.07     Employer means Sandy Spring Bank.

2.08 Entry Date means the Effective Date and the first day of any calendar month thereafter.

2.09 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

2.10 Health Care Provider means any (a) indemnity type medical or dental insurance plan, (b) health maintenance organization ("HMO"), or (c) preferred provider organization ("PPO") of the Participant's choice.

2.11 Participant means a person who is an Eligible Employee on or after the Effective Date and who satisfies the participation conditions of Article 3.

2.12 Plan means the Sandy Spring National Bank of Maryland Executive Health Insurance Plan, as amended from time to time.

2.13 Plan Year means the twelve consecutive month period beginning on January 1 and ending on December 31.

2.14 Premium means the amount paid as consideration for medical or dental care coverage with a Health Care Provider.

2.15 Reimbursement Benefits means the amounts of Premium reimbursements available under the terms of Section 4 of the Plan.

                                   ARTICLE III
                                   -----------

                                  Participation
                                  -------------

3.01 Eligibility and Participation. Each Eligible Employee who is employed as of the Effective Date shall become a Participant upon the Effective Date. Each Eligible Employee hired thereafter shall become a Participant on the Entry Date coincident with or next following the commencement of his employment with the Employer.

3.02 Termination of Participation. A Participant shall cease to be a Participant as of the earliest of: (a) the date on which the Plan terminates, or (b) the date on which the Board determines by written resolution that the Participant is no longer an Eligible Employee. The Participant's retirement from employment with the Employer will not automatically terminate his participation in the Plan.



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                                   ARTICLE IV
                                   ----------

                              ELECTION OF BENEFITS
                              --------------------

4.01 Choice of Health Care Provider. The Employee shall not enter into any agreement with a Health Care Provider for the purpose of providing medical care coverage for Participants under the Plan. However, the Employer may, at the direction of a Participant, pay Premiums directly to the Health Care Provider instead of paying Reimbursement Benefits hereunder.

4.02 Maximum Reimbursable Amounts. The maximum amount of Premium payments in a Plan Year which the Employer shall reimburse to a Participant for Premium payments made by the Participant to his Health Care Provider shall be Five Thousand Dollars ($6,500), reduced by any amounts paid in the Plan Year to the Participant under the Sandy Spring National Bank of Maryland Executive Health Expense Reimbursement Plan.

4.03 Reimbursement Procedure. A Participant shall be reimbursed on June 30th and December 31st of each Plan Year (each such date hereinafter the "Semi-Annual Reimbursement Date") for his Reimbursement Benefits, provided the Participant timely returns the Semi-Annual Certification that the Administrator may require.

         If a Participant terminates employment in either semi-annual period of a given Plan Year, prior to either such semi-Annual Reimbursement Date (the "Semi-Annual Period"), the Administrator shall prorate the Reimbursement Benefit for such Semi-Annual Period in such ratio that the number of days of such Participant's participation in the Plan for the applicable semi-Annual Period bears to 180 days.

4.04 Form and Amount of Reimbursement. Reimbursement shall be made in the form of a check payable to a Participant in an amount equal to that amount which the Participant has demonstrated, through documentation required by the Administrator pursuant to Section 4.05, to have paid in Premium payments for the Plan Year up to the applicable Semi-Annual Reimbursement Date.

4.05 Semi-Annual Certification Form. In order to receive Reimbursement Benefits, Participants must complete, within a reasonable period of time prior to each Semi-Annual Reimbursement Date, the Semi-Annual Certification Form provided to each Participant by the Administrator.

         Information to be provided on the Semi-Annual Certification Form shall include, but not be limited to: (a) proof of coverage under a contract offered by a Health Care Provider and in effect during the Plan Year; (b) the name of the Health Care Provider; (c) the policy or group number; (d) whether the coverage is family or individual; (e) the date payment(s) was/were made; (f) to whom the payment was paid; and (g) a statement that the Participant has not been reimbursed for such Premium payments from any other source. In addition, the Administrator may request that the Participant submit any additional documentation which the Administrator may require in making a determination of Reimbursement Benefits.



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4.06     Review of Denials. If any claim under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within a reasonable period of time, but not later than 60 days after the claim is filed. Such notice shall set forth the following information:

         (a)    The specific reason or reasons for the denial;

         (b) Specific reference to pertinent Plan provisions on which the denial is based;

         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

         (d) An explanation that a full and fair review by the Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Administrator, within 90 days after such notice of denial has been received, a written request for such review; and

         (e) If such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 90 day period specified in subsection 4.06(d) above.

         The decision of the Administrator on review shall be made promptly, but not later than 60 days after the Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The decision on review shall be made in writing and shall include specific reasons for the denial, written in a manner calculated to be understood by the claimant, and shall include specific references to the pertinent Plan provisions on which the denial is based.

            Group health plans and health insurance issuers generally may not, under Federal law, restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a cesarean section. However, Federal law generally does not prohibit the mother's or newborn's attending provider, after consulting with the mother, from discharging the mother or the newborn earlier than 48 hours (or 96 hours as applicable). In any case, plans and issuers may not, under Federal law, require that a provider obtain authorization from the plan or the issuer for prescribing a length of stay not in excess of 48 hours (or 96 hours).



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                                    ARTICLE V
                                    ---------

                                 Administration
                                 --------------

5.01     Administration.   The Plan shall be administered by the Employer,  who
shall be the  Administrator and the "Named Fiduciary" for purposes of ERISA.

5.02 Powers of the Administrator. The Administrator shall have the powers necessary to administer the Plan, including, without limitation:

         (a) The discretionary power to interpret and enforce the provisions of the Plan for the purpose of determining eligibility and amount of benefits.

         (b) The power to administer the Plan for the exclusive benefit of the Participants and without discrimination among similarly situated Participants.

         (c) The power to establish and maintain records reflecting the reimbursement benefits paid to each Participant.

         (d) The power to establish rules for administration of the Plan and to prescribe any forms required to administer the Plan.

         (e) The power to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employer) for such purposes as the Administrator considers necessary hereunder.

         Notwithstanding the foregoing, any claim which arises under any policy or plan offered by a Health Provider shall not be subject to review under this Plan, and the Administrator's authority under this section 5.02 shall not extend to any matter as to which the administrator of any other plan of the Employer, if any, is empowered under any such plan to make determinations.

5.03 Actions of the Administrator. All determinations, interpretations, rules, and decisions of the Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

5.04 ERISA Employee Rights. Every Participant shall be entitled to certain rights and protections under ERISA. ERISA provides that all Participants shall be entitled to:

         (a) Examine, without charge, at the Administrator's office and possibly at other specified locations (such as worksites), all Plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

         (b) Obtain copies of all Plan documents and other Plan information upon written request to the Administrator. The Administrator may require a reasonable charge for the copies.




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         In addition to creating rights for Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of all Plan Participants and beneficiaries. No one, including the Employer, the Participant's union, if any, or any other person, may terminate the Participant or otherwise discriminate against the Participant in any way to prevent such Participant from obtaining a benefit or exercising his rights under ERISA.

         If a Participant's claim for a benefit is denied in whole or part, the Participant must receive a written explanation of the reason for the denial. The Participant has the right to have the Plan Administrator review and reconsider the claim. Under ERISA, there are steps which the Participant can take to enforce the above rights.

         For instance, if the Participant requests material from the Plan and does not receive them within 30 days, he may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay such Participant up to $100 a day until such Participant receives the material, unless the materials were not sent because of reasons beyond the control of the Administrator.

         If the Participant has a claim for Benefits which is denied or ignored, in whole or in part, he may file suit in a State or Federal court. If it should happen that the Participant is discriminated against for asserting his rights, he may seek assistance from the U.S. Department of Labor, or he may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person such Participant has sued to pay these costs and fees. If the Participant loses, the court may order such Participant to pay these costs and fees, for example, if it finds the claim is frivolous.

If the Participant has any questions about this statement or about his rights under ERISA, he should contact the nearest Area Office of the U.S. Labor Management Services Administration, Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, NW, Washington, DC 20210.


                                   ARTICLE VI
                                   ----------

                            Amendment and Termination
                            -------------------------

6.01 Amendment. The Employer shall have the right to modify, alter or amend this Plan from time to time to the extent that it may deem advisable, by resolution of its Board of Directors. The Board shall have the right to amend the Plan, with or without retroactive effect, to ensure the compliance of the Plan with ERISA and qualification of the Plan under the applicable Code provisions of the appropriate provisions of any subsequent revenue law.

6.02 Termination. The Employer expects the Plan to be permanent, but reserves the right to terminate the Plan at any time.



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                                   ARTICLE VII
                                   -----------

                            Miscellaneous Provisions
                            ------------------------

7.01 Designation of Beneficiaries. Each Participant may designate from time to time in writing one or more Beneficiaries, who will receive the Reimbursement Benefit which the Participant would have received but for his death. If the Participant dies without having made a Beneficiary designation, the Administrator shall distribute such Reimbursement Benefit in the following order of priority to the deceased Participant's: (a) spouse, (b) lineal descendants,
(c) parents, or (d) estate.

7.02 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Maryland, except to the extent such laws are preempted by federal law.

7.03 Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof nor the payment of any benefits shall be construed as giving a Participant or any other person any legal or equitable right against the Employer or the Administrator, except as provided herein. This Plan shall not be deemed to constitute an employment contract between the Employer and any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant at any time regardless of the effect such discharge will have upon him as a Participant in this Plan.

7.04 Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

7.05 Agent for Service of Process. The Administrator's agent for purposes of service of legal process shall be Thomas 0. Keech.

7.06     Plan Information.
         -----------------

Plan Name:                          Sandy Spring National Bank of Maryland
                                    Executive Health Insurance Plan

Method of Funding:                  Employer contributions

Plan Number:                        50__

Plan Year End:                      December 31

Employer:                           Sandy Spring Bank


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Employer's Address:                 17801 Georgia Avenue
                                    Olney, Maryland 20832

Employer's Telephone Number:        (301) 774-8499

Employer Identification Number:     ________________________

Plan Administrator:                         Employer




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         WHEREFORE, the undersigned executes this Amended Plan the 1st day of
January, 2002.


                                          SANDY SPRING BANK

Corporate
Seal                                      By: ________________________________

                                          Its: _________________________________

Attest:





------------------------------
         Secretary


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